Exhibit 99.2

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR APPOINTS JOE REDLING CHIEF EXECUTIVE OFFICER

CONFLICTS COMMITTEE TO EVALUATE TRANSITION TO C-CORPORATION

TREVOSE, PA – June 29, 2018 - StoneMor Partners L.P. (NYSE: STON) (“StoneMor,” the “Partnership”), a leading owner and operator of cemeteries and funeral homes, today announced the appointment of Joseph M. Redling as President and Chief Executive Officer of StoneMor GP LLC, its general partner (“StoneMor GP”), to be effective following the filing of the Partnership’s Form 10-K for the year ended December 31, 2017. Mr. Redling will also join the StoneMor GP Board of Directors on that date.  He will replace Interim CEO Leo Pound, who will remain on the StoneMor GP Board of Directors and is expected to rejoin the Audit Committee effective October 1, 2018.

StoneMor also announced that it is evaluating transitioning from a Master Limited Partnership (“MLP”) to a publicly traded Delaware corporation. Given the nature and complexity of such a transaction, the StoneMor GP Board of Directors has determined it is advisable that the Conflicts Committee, comprised of Patricia D. Wellenbach and Stephen J. Negrotti, two independent directors, to consider, review and make recommendations as to whether the proposed transaction would be in the best interests of the Partnership and its public unitholders.

Commenting on the appointment of Mr. Redling, Robert B. Hellman Jr., StoneMor’s Chairman of the Board of Directors, said
“Joe brings to StoneMor a proven track record in the areas of executive leadership, operations, marketing and product innovation. His 25 years of experience building brands and transforming and operating large scale and complex businesses will serve StoneMor well. The Board of Directors is delighted to have a capable and experienced operator like Joe to assume the leadership role at this important time in StoneMor’s evolution. We’re grateful for the work Leo Pound has put in as Interim CEO, and we look forward to his continued contributions on our Board of Directors and his return to the Audit Committee.”

Regarding the evaluation of a revised structure, Hellman added, “From time to time we have considered the costs and benefits of being a C corporation versus an MLP and historically have believed it was in the best interests of the Partnership and our unitholders to remain an MLP. In light of changes in the capital markets and the tax code, it makes sense to evaluate a change in our structure. Among other potential benefits, a simplified corporate structure might make our equity securities more attractive to mutual funds and institutional investors and provide us with greater access to the capital markets. We are grateful for Trish and Steve’s willingness to serve on the conflicts committee.”

“I am honored to have the opportunity to join StoneMor and lead its turnaround efforts as the team works to better position StoneMor for future success,” said Joe Redling.  “The underlying fundamentals of the industry are solid and, while there are challenges ahead I believe with hard work we can strengthen our product offerings and further revive our sales and marketing efforts to better capture the market opportunity.  I look forward to working with Leo Pound and StoneMor’s COO, Jim Ford, over the next several months to ensure a smooth executive transition.”

Mr. Redling most recently served as the Chief Operating Officer of Vonage Holdings. Inc., a billion-dollar communications company, where he managed the day to day operations of the company’s consumer and B2B businesses. Before taking on the role of COO he was President of Consumer Services for Vonage overseeing its large consumer business. Prior to that, Mr. Redling was President and Chief Executive Officer of Nutrisystem, Inc., a leader in the weight-loss industry. His experience also includes over a decade with Time Warner and AOL where he held a number of senior executive level roles including Chief Marketing Officer, President of Paid Services and Customer Management, President of the AOL Access Business and CEO of AOL International.

He earned his B.S. in Business Management from St. Peter’s University.
About StoneMor Partners L.P.
StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 322 cemeteries and 93 funeral homes in 27 states and Puerto Rico.
StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release, including, but not limited to, the effective date of Mr. Redling’s appointment, the potential effects of a change in the Partnership’s structure and the timing of Mr. Pound’s reappointment to the Audit Committee, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to StoneMor’s intent to maintain or increase its distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the consequences of the Partnership’s delinquent filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 (the “Delinquent Reports”), including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership remains delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the potential for defaults under the Partnership’s amended credit facility if the Delinquent Reports are not filed within specified periods or the indenture governing its senior notes if the Partnership fails to file them within 120 days after notice from the trustee under the indenture; the Partnership’s ability to obtain relief from its creditors if it cannot file the Delinquent Reports within the periods prescribed by the Partnership’s amended credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvements, including improving sales productivity and reversing negative trends in costs of goods sold, certain expenses, cemetery billings and investment income from trusts, strong cash flows, further deleveraging and liquidity enhancement; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.
When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.